                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           PEI 1991 Acquisition, Inc.


     1.   The name of the corporation is:

                           PEI 1991 Acquisition, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of Common Stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to Ten Dollars ($10.00).

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the incorporator is:

                                 J.L. Austin
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801

     7. A director of the corporation shall not be personally liable to the corporation or its stockholders far monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of June, 1991.



                                     /s/ J.L. Austin
                                     ----------------------
                                     J.L. Austin